EXHIBIT 8.1

Mayer Brown LLP

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April 25, 2016

Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

One Nissan Way

Franklin, Tennessee 37067

Re:	Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

Registration Statement on Form SF-3

Registration No. 333-[●]

Ladies and Gentlemen:

We have acted as special federal tax counsel to Nissan Wholesale Receivables Corporation II (the “Company”), a Delaware corporation and wholly-owned limited purpose subsidiary of Nissan Motor Acceptance Corporation, a California Corporation (“NMAC”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by Nissan Master Owner Trust Receivables, a Delaware statutory trust (the “Issuing Entity”) governed pursuant to the Amended and Restated Trust Agreement, dated as of October 15, 2003 (as amended, modified or supplemented prior to the date hereof, the “Trust Agreement”), between the Company and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee. Each series of Notes will be issued pursuant to the Amended and Restated Indenture, dated as of October 15, 2003 (as amended, modified or supplemented prior to the date hereof, the “Indenture”), between the Issuing Entity and U.S. Bank National Association (as successor in interest to JPMorgan Chase Bank), as indenture trustee (the “Indenture Trustee”), as supplemented by an indenture supplement for each series (each, an “Indenture Supplement”) between the Issuing Entity and the Indenture Trustee. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.

In that regard, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement and the form of Indenture Supplement (including the form of Notes included as an

Mayer Brown LLP operates in combination with other Mayer Brown entities (the “Mayer Brown Practices”), which have offices in North America, Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership

Mayer Brown LLP

Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

April 25, 2016

exhibit thereto). In addition, we have assumed that the Underwriting Agreement and Indenture Supplement with respect to each series is executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under such document in fact occur in accordance with the terms thereof.

Based on the foregoing, we hereby confirm that, if we are acting as federal tax counsel with respect to an issuance of Notes, the statements set forth in the form of Prospectus (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the captions “Summary—Tax Status” and “Material Federal Income Tax Consequences” (as modified by the statements, if any, set forth under those same headings in the related Prospectus) to the extent that such statements expressly state our opinions or state that our opinion has been or will be provided as to the Notes accurately reflect our opinion.

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (“IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the IRS.

Mayer Brown LLP

Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

April 25, 2016

We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Respectfully submitted,

/s/ Mayer Brown LLP

Mayer Brown LLP